UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[  ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ]Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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International Sports and Media Group, Inc.
11301 Olympic Blvd., Suite 680
Los Angeles, CA 90064

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 15, 2004

TO THE SHAREHOLDERS OF INTERNATIONAL SPORTS AND MEDIA GROUP, INC.:

The annual meeting of the shareholders of International Sports and Media Group, Inc. (the "Company") will be held at The Marriott Hotel located at 1747 Pacific Highway, San Diego, CA 92101 on December 15, 2004, at 2:00 p.m. local time for the following purpose:

1. To re-elect Gordon F. Lee, Yan Skwara and Lonn Paul to the Board of Directors of the Company.

2. To ratify and approve the continuation of HJ Associates & Consultants, LLP as the Company's independent public accountants for the fiscal year ending December 31, 2004.

3. To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of the Company's common stock from 150,000,000 authorized shares to 500,000,000 authorized shares.

4. To approve an amendment to the Articles of Incorporation to increase the number of authorized shares of the Company's preferred stock from 50,000,000 authorized shares to 75,000,000 authorized shares.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH OTHER ITEM LISTED ON THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS.

Shareholders of record at the close of business on November 17, 2004, are the only persons entitled to notice of and to vote at the meeting.

This Proxy Statement and accompanying form of proxy will first be sent to shareholders on or about November 25, 2004.

Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN THE INFORMATION COMPLETELY, AS IT WILL HELP US COMMUNICATE WITH YOU ABOUT THE COMPANY. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE. If you are present at the meeting, you may then revoke your proxy and vote in person, as explained in the Proxy Statement in the section entitled "ANNUAL MEETING OF SHAREHOLDERS - December 15, 2004." A return envelope is enclosed for your convenience.

/s/Lonn Paul
Secretary

Dated: November 22, 2004

________________________________________

PROXY STATEMENT

________________________________________

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
11301 Olympic Blvd. Suite 680
Los Angeles, CA 90064

ANNUAL MEETING OF SHAREHOLDERS - DECEMBER 15, 2004

The enclosed Proxy is solicited by the Board of Directors of International Sports and Media Group, Inc. (the "Board") in connection with the annual meeting of shareholders of International Sports and Media Group, Inc. (the "Company") to be held at The Marriott Residence Inn Hotel located at 1747 Pacific Highway, San Diego, CA 92101 on December 15, 2004, at 2:00 p.m. local time, and at any adjournments thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Shareholders' Meeting and this Proxy Statement, will be paid by the Company. Such mailing took place on approximately November 25, 2004. Representatives of the Company may, without cost to the Company, solicit Proxies for the management of the Company by means of mail, telephone or personal calls.

A Proxy with respect to the Company may be revoked before the meeting by giving written notice of revocation to the Secretary of the Company, or may be revoked at the meeting, prior to voting. Unless revoked, properly executed Proxies with respect to the Company will be voted as indicated in this Proxy Statement. In instances where choices are specified by the shareholders in the Proxy, those Proxies will be voted or the vote will be withheld in accordance with each shareholder's choice. An "abstention" on any proposal will be counted as present for purposes of determining whether a quorum of shares is present at the meeting with respect to the proposal on which the abstention is noted, but will be counted as a vote "against" such proposal. Should any other matters come before the meeting, it is the intention of the persons named as Proxies in the enclosed Proxy to act upon them according to their best judgment.

Only shareholders of record at the close of business on November 17, 2004 may vote at the meeting or any adjournments thereof. As of that date there were issued and outstanding approximately 105,059,731 common shares of all classes, $.001 par value, of the Company. Each shareholder of the Company is entitled to one vote for each share of the Company held. There are 84,500 shares of preferred stock, Series A, issued and outstanding. Each share of Series A is entitled to vote with the common stockholders on a ratio of fifty votes per one Series A preferred share held. Voting for the election of directors is not cumulative, which means that the holders of a majority of the Company's outstanding shares have the power to elect the entire board of directors of the Company. None of the matters to be presented at the meeting will entitle any shareholder of the Company to appraisal rights. In the event that Proxies which are sufficient in number to constitute a quorum are not received by December 15, 2004, the persons named as Proxies may propose one or more adjournments of the meeting to permit further solicitation of Proxies. Such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or by Proxy at the meeting. The persons named as Proxies will vote in favor of such adjournment. At the annual meeting, the shareholders of the Company will be asked to re-elect the current members of the Board, to ratify and approve the selection of the independent public accountant for the Company and to amend the Articles of Incorporation to increase the amount of authorized common stock and preferred stock..

SHARE OWNERSHIP

The following table provides information as of November 17, 2004 concerning the beneficial ownership of the Company's common stock by (i) each director, (ii) each named executive officer, (iii) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding common stock, and (iv) the directors and officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of common stock owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount of Nature of Beneficial Ownership	Percent of Class(1)

$0.001 par value common stock	Gordan F. Lee, Chief Executive Officer and Chairman 11301 Olympic Blvd. Ste 680 Los Angeles, CA 90064	10,000,000	10%

$0.001 par value common stock	Yan K. Skwara, President 3803 Mission Blvd. Suite 290 San Diego, CA 92109	8,621,428	8%

$0.001 par value common stock	Lonn Paul, Secretary and Director 3803 Mission Blvd. Suite 290 San Diego, CA 92109	50,000 shares	<1%

$0.001 par value common stock	All Officers and Directors as a group	18,671,428	18%

(1) Percentages are based on total outstanding shares on November 17, 2004 for a total of 105,059,731 shares.

REPORTS OF THE COMPANY

The annual report of the Company containing audited financial statements for the twelve months ended December 31, 2003 and the quarterly report for the quarter ended September 30, 2004 (unaudited) will be mailed to the shareholders on or about November 25, 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

It is intended that the enclosed Proxy will be voted for the election of the three persons named below as directors for the Company unless such authority has been withheld in the respective Proxy. The term of office of each person elected to be a director of the Company will be until the next regular or annual meeting of the shareholders at which election of directors is an agenda item and until his successor is duly elected and shall qualify. Pertinent information regarding each nominee for the past five years is set forth following his name below.

Name and Age	Position with the Company and Principal Occupations	Address
Gordon F. Lee (52)	Gordon F. Lee was elected Chairman and CEO of the Company on October 5, 2004. Throughout his 25-year career, Mr. Lee has been involved with emerging growth companies in the private and public arena. His astute business acumen has been applied towards a variety of industries, including high-tech communications, e-commerce, mining, and oil and gas. Mr. Lee has held executive posts, including founder, partner, officer and director at such companies as USA Video corporation (OTCBB:USVO), Startek.com Inc. (OTCBB:STEK), Future Media Technologies (OTC:FMTF), American IDC Corp. (Pink Sheets:ACNI), Laser Vision Inc., Rose and Ruby Film Productions, and a number of natural resource companies, and has been featured in more than 300 influential media publications.

	Mr. Lee is founder and former Chairman of USA Video Corp (OTCBB:USVO), a groundbreaking technology firm that introduced the world to "Video on Demand." VOD, an early version of today's video streaming on the Internet, delivers full-motion video and programs via a remote server to a television from a set top box. Mr. Lee is credited with building USA Video's significant market cap through forming strategic relationships with over 50 Fortune 500 companies and all the high-tech streaming video and Video on Demand services, systems, and innovative end-to-end solutions.	11301 Olympic Blvd. Suite 680 Los Angeles, CA 90064
Yan K. Skwara (38)

Yan K. Skwara, has been President and a Director of the Company since its inception; he was elected CEO of the Company in September 1998 and resigned from the CEO position on October 5, 2004. For the past five years, Mr. Skwara has been employed with the company, Mr. Skwara is currently employed full-time with the Company and brings his prior experience in the investment banking arena to the Company. Mr. Skwara has significant experience in management, product support and overall knowledge in the investor relations arena. Mr. Skwara also maintains a significant background in the soccer industry. He is a student of the game and has been actively playing the game for 25 years and began his professional career in soccer at age nineteen where he signed his first professional contract with a club in Germany. Prior to playing overseas, Mr. Skwara studied and played at California State University of Los Angeles. He played in Germany for two years before coming back to the states to finish his career in Los Angeles. After a professional career, Mr. Skwara acquired his Soccer "D" Coaching License.

3803 Mission Blvd., Suite 290 San Diego, CA 92109
Lonn Paul (32)

Lonn Paul, has served as a Director of the Company since May 10, 2002. He is currently a member of the board of Directors and serves also as corporate secretary. Previously, Lonn Paul's background in the game of soccer is significant in that he has been both a player, coach and manager of different youth and adult soccer teams in San Diego County. Lonn Paul also served on the board of directors for the Mesa Soccer Association in 1994 through 1997. Going back to 1987 through 1990, Lonn Paul worked in the restaurant industry for Rubios, McDonalds, and Burger King in the capacity of manager for these restaurant chains.

3803 Mission Blvd., Suite 290 San Diego, CA 92109

With the exception of Gordon F. Lee, who is an officer and director of American IDC Corp. (Pink Sheets:ACNI), none of our directors is currently the director of any other Reporting Company. "Reporting Companies" include companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or subject to the requirements of Section 15(d) of the 1934 Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

The Company does not maintain any pension, retirement or other arrangement other than as disclosed in the following table for compensating its directors. The board of directors for the Company took action five (5) times during its last fiscal year. The Company does not have standing audit, nominating or compensation committees.

The following table sets forth the remuneration paid to the Company's directors during its fiscal year ended December 31, 2003. The Company does not pay directors who are also officers of the Company additional compensation for their service as directors.

Name	Cash Compensation			Security Grants
	Annual Retainer Fees	Meeting Fees	Consulting Fees/Other Fees	Number of Shares	Number of Securities Underlying Options/SARs
Yan K. Skwara	-	-	-	-	-
Brad Smith (1)	-	-	-	-	-
Lonn Paul	-	-	-	-	-

(1) Mr. Smith resigned from the Board of Directors on October 7, 2004.

Each of the nominees has agreed to serve as a director of the Company until his replacement is elected and qualified. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the Board. In no event, however, can the proxies be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxies will vote for the election of each nominee to serve as a director of the Company.

Each of the Company's current directors is a nominee for director. Pertinent information regarding each is set forth following his name above.

Executive Officers

Certain information about the current executive officers of the Company is set forth below. Each executive officer of the Company may be removed from office at any time by a majority of the Company's Board of Directors with or without cause.

Gordon F. Lee, was elected CEO of the Company on October 5, 2004. Throughout his 25-year career, Mr. Lee has been involved with emerging growth companies in the private and public arena. His astute business acumen has been applied towards a variety of industries, including high-tech communications, e-commerce, mining, and oil and gas. Mr. Lee has held executive posts, including founder, partner, officer and director at such companies as USA Video corporation (OTCBB:USVO), Startek.com Inc. (OTCBB:STEK), Future Media Technologies (OTC:FMTF), American IDC Corp. (Pink Sheets:ACNI), Laser Vision Inc., Rose and Ruby Film Productions, and a number of natural resource companies, and has been featured in more than 300 influential media publications.

Mr. Lee is founder and former Chairman of USA Video Corp (OTCBB:USVO), a groundbreaking technology firm that introduced the world to "Video on Demand." VOD, an early version of today's video streaming on the Internet, delivers full-motion video and programs via a remote server to a television from a set top box. Mr. Lee is credited with building USA Video's significant market cap through forming strategic relationships with over 50 Fortune 500 companies and all the high-tech streaming video and Video on Demand services, systems, and innovative end-to-end solutions.

Yan K. Skwara, has been President and a Director of the Company since its inception; he was elected CEO of the Company in September 1998 and resigned as CEO on October 5, 2004. For the past five years, Mr. Skwara has been employed with the company, Mr. Skwara is currently employed full-time with the Company and brings his prior experience in the investment banking arena to the Company. Mr. Skwara has significant experience in management, product support and overall knowledge in the investor relations arena. Mr. Skwara also maintains a significant background in the soccer industry. He is a student of the game and has been actively playing the game for 25 years and began his professional career in soccer at age nineteen where he signed his first professional contract with a club in Germany. Prior to playing overseas, Mr. Skwara studied and played at California State University of Los Angeles. He played in Germany for two years before coming back to the states to finish his career in Los Angeles. After a professional career, Mr. Skwara acquired his Soccer "D" Coaching License.

Lonn Paul, has served as a Director of the Company since May 10, 2002. He is currently a member of the board of Directors and serves also as corporate secretary. Previously, Lonn Paul's background in the game of soccer is significant in that he has been both a player, coach and manager of different youth and adult soccer teams in San Diego County. Lonn Paul also served on the board of directors for the Mesa Soccer Association in 1994 through 1997. Going back to 1987 through 1990, Lonn Paul worked in the restaurant industry for Rubios, McDonalds, and Burger King in the capacity of manager for these restaurant chains.

Executive Officer Compensation

The following table sets forth the annual and long-term compensation for services in all capacities for the years ended December 31, 2003, 2002 and 2001 paid to Yan K. Skwara, our former Chief Executive Officer. No other executive officers received compensation exceeding $100,000 during the year ended December 31, 2003.

Summary Compensation Table

	Annual Compensation				Long Term Compensation

					Awards

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options	All Other Compensation

Yan K. Skwara	2001	$133,000 (2)	$---	$---	1,500,000	---	---
Chief Executive Officer(1)	2002	$133,000 (3)	---	---	2,000,000	---	---
	2003	$133,000 (4)	---	---	---	---	---

(1) Mr. Skwara became Chief Executive Officer effective as of December 20, 2001 and resigned on October 5, 2004.
(2) Mr. Skwara received 1,500,000 restricted shares of Common Stock in January 2002 in lieu of salary accrued for 2001.
(3) Mr. Skwara received 2,000,000 restricted shares of Common Stock in January 2003 in lieu of salary accrued for 2002.
(4) Mr. Skwara's salary of $133,000 per annum has been accrued for the fiscal year ended December 31, 2003.

The Company has not issued options to purchase shares of its common stock to either officers or directors in return for services. We do not currently contemplate compensating independent directors for their services to the Company. Directors who are also officers of the Company receive no additional compensation for serving on the Board of Directors.

Employment Agreements

The Company has an employment with Yan Skwara, its President and former Chief Executive Officer, whereby the Company will pay Mr. Skwara a salary of $10,833 per month for a period of two years beginning June 15, 2004. In addition to base salary, bonuses for reaching certain milestones will be paid in cash or common stock, including the opening(s) of the All American Burger restaurants.

On October 5, 2004, the Company entered into an Employment Agreement with Gordon F. Lee, its Chief Executive Officer, whereby the Company will compensate Mr. Lee with $360,000 per annum, payable in cash or common stock and a signing bonus of 10,000,000 shares of common stock from the Company's stock plan. This agreement expires September 30, 2006.

Employee Stock Option Plan

The Company has adopted a Stock Option Plan, whereby 15,000,000 shares may be issued to employees or consultants of the company. 8,400,000 shares have been issued from this plan.

Certain Relationships And Related Transactions

We believe that all prior related party transactions have been entered into upon terms no less favorable to us than those that could be obtained from unaffiliated third parties. Our reasonable belief of fair value is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested members of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange commission initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, all of the reports required to be filed by its officers and directors during the fiscal year ended December 31, 2003 were timely filed.

Required Vote

In voting for directors, you must vote all of your shares non-cumulatively. This means that the owners of a majority of the Company's outstanding common shares have the power to elect the entire Board of Directors. The vote of a majority of shares of the Company represented at the meeting, provided at least a quorum (a majority of the outstanding shares) is represented in person or by proxy, is sufficient for the election of the above nominees. By completing the Proxy, you give the named Proxies the right to vote for the persons named in the table above. If you elect to withhold authority for any individual nominee or nominees, you may do so by making an "X" in the box marked "VOTE FOR NOMINEE(S) NOT LINED OUT," and by striking a line through the nominees' name or names on the Proxy that you do not vote for.

Each of the nominees for director has agreed to serve as a director of the Company until his replacement is elected and qualified. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the Board. In no event, however, can the Proxies be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the Proxies will vote for the election of each nominee to serve as a director of the Company.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY.

PROPOSAL 2

RATIFICATION AND APPROVAL OF
INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected HJ Associates & Consultants, LLP as the Company's independent accountants for the fiscal year ending December 31, 2004 and has directed that management submit the selection of independent accountants to the stockholders for ratification at the Annual Meeting. HJ Associates & Consultants, LLP audited the Company's financial statements for the fiscal years ending December 31, 2003 and 2002. No representative of HJ Associates & Consultants, LLP is expected to be present at the Annual Meeting.

Stockholders are not required to ratify the selection of HJ Associates & Consultants, LLP as the Company's independent accountants. However, the Board is submitting the selection of HJ Associates & Consultants, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Audit Fees

The aggregate fees billed for professional services rendered by HJ Associates & Consultants, LLP for the audit of the Company's annual financial statements for the year ended December 31, 2003 and the reviews of the financial statements included in the Company's Form 10-QSBs for the year ended December 31, 2003 were $30,197.

Financial Information Systems Design and Implementation Fees

There were no fees billed for Financial Information Systems Design and Implementation services during the year ended December 31, 2003.

All Other Fees

HJ Associates & Consultants, LLP did not bill the Company for any other non-audit related fees during the year ended December 31, 2003.

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of HJ Associates & Consultants, LLP.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE IN FAVOR OF THE PROPOSAL. UNLESS OTHERWISE INSTRUCTED, THE PROXIES WILL VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL 3

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED COMMON SHARES

Under Nevada law, we may issue shares only to the extent such shares have been authorized under our Articles of Incorporation. Our Articles of Incorporation currently authorize the issuance of up to 150,000,000 common shares, $0.001 par value per share, and up to 50,000,000 preferred shares, $0.001 par value per share. As of November 17, 2004, approximately 105,059,731 common shares were issued and outstanding, and an aggregate of approximately 42,531,680 shares were reserved for issuance pursuant to outstanding derivative securities. The number of shares subject to certain outstanding debentures are based on market price at the time of conversion and, as a result, the number set forth above for shares subject to derivative securities may fluctuate depending on the market price of our common stock.

Our Board of Directors has approved, subject to the shareholder approval, an amendment to our Articles of Incorporation, which would change the capitalization of the Company by increasing the number of authorized common shares from the currently authorized 150,000,000 shares of $0.001 par value common stock to 500,000,000 shares of $0.001 par value common stock, all common shares to constitute a single class. The text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

Purpose of Amendment

Our Board of Directors is seeking to ensure that shares will be available both to cover currently outstanding obligations on convertible securities and for future issuance in the event that our Board of Directors determines that it is necessary or advisable to raise additional capital through the sale of securities to fund business operations, to attract strategic partners and/or candidates for business combination who can assist the Company in generating revenue streams and are capable of increasing our revenues, to declare share dividends (when appropriate) and affect share splits (if necessary or advisable), or for other corporate purposes.

Our Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought. However, the Board of Directors believes that if an increase in the number of authorized common shares were to be postponed until a specific need or purpose arose, the delay and expense in obtaining the approval of our shareholders at that time could impair significantly our ability to acquire strategic assets, meet financing requirements or meet other objectives. We continue to consider additional business opportunities, some of which may require some equity consideration. The inability to issue shares in connection with such business opportunities at the time they are prevented would have an adverse effect on our business operations.

Effect of Amendment

It is not possible to determine the effect of the additional authorized common shares on the rights of the shareholders of the Company until the Board of Directors actually issues additional common shares; however, our Board of Directors will have the authority to issue authorized common shares without requiring future shareholder approval of such issuances, except as may be required by applicable law or regulations or the Company's governing documents. Our shareholders could, therefore, experience a reduction in their ownership interest in the Company with respect to earnings per share (if any), voting, liquidation value, and book and market value if the additional authorized shares are issued. If the Board of Directors elects to issue additional common shares, the issuance could have a dilutive effect on earnings per share and book value per share, as well as percentage voting power, if a shareholder does not purchase additional shares to maintain its, his or her pro rata interest.

Although the Board of Directors will authorize the issuance of additional common shares only when it considers doing so to be in the best interests of the shareholders, the availability for issuance of additional common shares could also enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the company through, for example, a proposed merger, tender offer, proxy contest or unsolicited takeover attempt. When, in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of common shares could be used to create voting impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of common shares to purchasers favorable to the Board of Directors. The issuance of new shares could also be used to dilute the share ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Company. Such issuance of common shares would also have the effect of diluting the earnings per share and book value per share of the common shares held by the current holders of common shares. Neither management nor the Board is aware of any planned effort on the part of any party to accumulate material amounts of common shares or to acquire control of the Company by means of a merger, tender offer, proxy contest or otherwise, or to change the Company's management.

The Board of Directors is required to make any determination to issue common shares based upon its judgment as to the best interests of the shareholders and the Company. Our Board of Directors believes that the authorization of the additional common shares is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible funding of new financial product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company.

In addition, although an increase in the authorized common shares could, under certain circumstances, be construed as having an anti-takeover effect, the Board of Directors is not proposing this amendment to the Articles of Incorporation in response to any effort known to the Board of Directors to accumulate common shares or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management.

Rights of Holders of Common Stock

Holders of the newly authorized common shares, like the current shareholders, will be entitled to one vote per share on all matters submitted to a vote of the shareholders and to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefore, subject to the payment of any outstanding preferential dividends declared with respect to any preferred shares that from time to time may be outstanding. Upon our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in any assets available for distribution to shareholders after payment of all of our obligations, subject to the rights to receive preferential distributions of the holders of any preferred shares then outstanding.

The holders of our common shares do not have preemptive rights, which means that current shareholders do not have a prior right to purchase any new issue of common shares in order to maintain their proportionate ownership in the Company. Our Board of Directors has no plans to grant preemptive rights with respect to any of the newly-authorized shares.

Required Vote

Approval of the amendment to the Articles of Incorporation to increase the number of the Company's authorized common shares from 150,000,000 to 500,000,000 requires the affirmative vote of a majority of the shares cast at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES.

PROPOSAL 4

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED PREFERRED SHARES

The Company currently has 50,000,000 shares of preferred stock authorized. At the record date, 84,000 shares of preferred stock, Series A, were issued and outstanding. Our Board of Directors has deemed it advisable to increase our authorized preferred stock from 50,000,000 shares to 75,000,000 shares, par value $.001. The text of the proposed amendment is set forth in Appendix A to this Proxy Statement.

The authorization of additional preferred shares will give our Board of Directors the express authority, without further action of our stockholders, to issue preferred stock from time to time as the Board deems necessary. The board of directors believes it is necessary to have the ability to issue such shares of preferred stock for general corporate purposes. Potential uses of the authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

The issuance of the shares of preferred stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that the additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. In some instances, each share of the preferred stock may be convertible into multiple shares of our common stock. Likewise, shares of our preferred stock could have voting rights equal to their converted status as common stock, with the effect being that the stockholders of the preferred stock would have the ability to control the vote of our stockholders, even though they may own less that than a majority of our issued and outstanding common stock. The proposal with respect to our preferred stock is not being made by us in response to any known accumulation of shares or threatened takeover.

The issuance of shares of preferred stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of shares of preferred stock by us could have an effect on the potential realizable value of a stockholder's investment.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance, upon the conversion of our preferred stock into shares of our common stock, would dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the stockholder's investment could be adversely affected.

As of the date of this Proxy Statement, our board has no plans to issue or use any of our newly authorized shares of preferred stock. The increase in the number of our authorized preferred shares is proposed by our management in order to ensure sufficient reserves of our preferred stock for various capital purposes and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming.

Required Vote

Approval of the amendment to the Articles of Incorporation to increase the number of the Company's authorized preferred shares from 50,000,000 to 75,000,000 shares requires the affirmative vote of a majority of the shares cast at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED PREFERRED SHARES.

OTHER MATTERS

Management does not intend to present any business at the meeting not mentioned in this Proxy Statement, and currently knows of no other business to be presented. If any other matters are brought before the meeting, the appointed proxies will vote all proxies on such matters in accordance with their judgment of the best interests of the Company.

SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than December 13, 2004 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

/s/ Lonn Paul
Secretary

Dated: November 22, 2004

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Yan K. Skwara and Lonn Paul certify that:

1. They are the President and Secretary, respectively, of International Sports and Media Group, Inc., a Nevada corporation.

2. Article Three of the Articles of Incorporation of this corporation is hereby stricken in its entirety and amended to read as follows:

"SHARES: The total number of shares this corporation is authorized to issue is 500,000,000 shares of common stock, $0.001 par value; and 75,000,000 shares of preferred stock, $0.001 par value. The board of directors of the corporation is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the preferred stock in any number of classes or series within such classes and to set all of the terms of such preferred stock of any class or series, including, without limitation, its voting powers, other powers, preferences, rights, privileges, qualifications, restrictions and/or limitations.

3. The foregoing amendment was duly approved by the Board of Directors.

4. The foregoing Amendment of the Articles of Incorporation has been duly approved by a majority vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 105,059,731. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

Date: _____________

_________________________________
Yan K. Skwara, President

Date: _____________

_________________________________
Lonn Paul, Secretary

PROXY	PROXY

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 15, 2004

The undersigned hereby appoints Yan K. Skwara and Lonn Paul, President and Secretary, respectively, and each of them, as attorneys and Proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of International Sports and Media Group, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Marriott Hotel located at 1747 Pacific Highway, San Diego, CA 92109 on December 15, 2004, at 2:00 p.m. local time and at any and all continuations and adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, on the following matters, in accordance with the following instructions, and on all matters that may properly come before the meeting. With respect to any matter not known to the Company as of November 22, 2004, such proxies are authorized to vote in their discretion.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

YOUR VOTE IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE,
SIGN, DATE AND PROMPTLY RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the other side)

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.

PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES
FOR DIRECTORS AND FOR PROPOSALS 2 THROUGH 4.

1. To elect three directors to hold office for a period of three years:

FOR	WITHHELD	VOTE FOR NOMINEE(S) NOT LINED OUT
[ ]	[ ]	Strike and initial a line through the nominee(s) name or names below that you do not vote for

Strike and initial a line through the nominee(s) name or names below that you do not vote for

NOMINEES: Gordon F. Lee, Yan K. Skwara and Lonn Paul

2. To ratify and approve the continuation of HJ Associates & Consultants, LLP as the Company's independent public accountants for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3. To approve the amendment to the Articles of Incorporation, as set forth in Appendix A, to increase the authorized shares of the Company's common stock to 500,000,000 shares.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4. To approve the amendment to the Articles of Incorporation, as set forth in Appendix A, to increase the authorized shares of the Company's preferred stock to 75,000,000 shares.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

_________________	____________	__________________
Date	Shares Held	Signature
__________________
Print Name

________________	____________	__________________
Date	Shares Held	Signature
__________________
Print Name

Please vote, sign, date and promptly return this proxy in the enclosed return envelope, which is postage, prepaid if mailed in the United States. Please sign exactly as your name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership or limited liability company, please sign the company name by authorized person.